                                                                   Exhibit 4(c)


                                 [Face of Note]



         CUSIP NO.                                    PRINCIPAL AMOUNT:

         REGISTERED NO.

                             THE VALSPAR CORPORATION

                           ___________ NOTE, SERIES __

                   DUE ____________OR MORE FROM DATE OF ISSUE

           If the registered owner of this Note (as indicated below) is Cede &Co. and The Depository Trust Company is named below as Depositary, this Note is a "Global Note", and unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York,
New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

           If applicable, the following will be completed solely for purposes of the U.S. Federal Income Tax "Original Issue Discount" rules, as that term misdefined in Section 1273 of the Internal Revenue Code of 1986, as amended. This information is provided solely for the purposes of applying the U.S. Federal Income Tax Original Issue Discount ("OID") rules to the certificate and is based on an interpretation of proposed Treasury regulations. The Issue Date of this certificate is ____________. This certificate has been issued with ______ of OID per $1,000 of initial principal amount. The annual yield to maturity is __% based on semiannual compounding. The amount of OID attributable to the initial accrual period is ___________ per $1,000 of initial principal amount, computed under the _______________ method as defined in proposed Treasury regulations.

           The following summary of terms is subject to the information set forth on the reverse hereof.



             ORIGINAL ISSUE DATE                        ISSUE PRICE (As a %                           MATURITY DATE
                                                      percentage of principal
                                                              amount)



              INTEREST RATE PER                           INTEREST PAYMENT                         DEFAULT RATE (Only
                    ANNUM                                      DATES                          applicable if Note issued at
                                                                                                original issue discount):



             OID DEFAULT AMOUNT                           REDEEMABLE ON OR                          REDEEMABLE ON OR
          (only applicable if Note                    AFTER (At option of the                    AFTER (At option of the
       issued at original issue holder                        Holder)                                   Company)
                  discount)



             INITIAL REDEMPTION                          ANNUAL REDEMPTION                            SINKING FUND
                 PERCENTAGE:                                 PERCENTAGE
                                                             REDUCTION:

DEPOSITARY (Only
applicable if Note is a
Global Note):



           THE VALSPAR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to___________________________________ or registered assigns, the principal sum of _________________________ at the office or agency of the Company in the City of Minneapolis, Minnesota, the City of ____________________ or in the Borough of Manhattan, the City of New York, on the maturity date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day ("Stated Maturity"), in such coin or currency as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like coin or currency, semi-annually on each Interest Payment Date set forth above from and after the date of this Note and at Maturity until payment of said principal sum has been made or duly provided for. Unless this Note is a Note which has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the Original Issue Date indicated above. If this Note has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note, or if no interest was paid on such predecessor Note, from the Original Issue Date indicated above. The first payment of interest on a Note originally issued and dated between a Regular Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the fourteenth calendar day next preceding such Interest Payment Date (each such date a "Regular Record Date"), and interest payable at Maturity (other than a Maturity date which is an Interest Payment Date) will be paid to the Person to whom said principal sum is payable. Payment of interest on this Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. If the Company shall default in the payment of interest due on any Interest Payment Date, then interest on this Note shall accrue from the next preceding Interest Payment Date to which interest has been paid, or if no interest has been paid on this Note, from the Original Issue Date indicated above.

           Payment of the principal of (and premium, if any) and any interest due on this Note to the Holder hereof at Maturity will be paid, in immediately available funds, upon presentation of this Note at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota, or the City of ____________________, or, at the option of the Holder hereof, at the office or agency to be maintained for that purpose in the Borough of Manhattan, the City of New York. Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) will be payable at such office or agency of the Company, provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to the Person entitled thereto at such Person's last address as it appears in the Note Register or by wire transfer to such account as may have been designated by such Holder as set forth herein.

           Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the City of ____________________ or its agency in the City of New York and, unless revoked by written notice to the Trustee received by the Trustee on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding the date of Maturity, as the case may be, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

           If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Notes in respect of which payments are made.

           Any payment on this Note due on any day which is not a Business Day in the City of New York or which is not a Business Day in the City of Minneapolis, Minnesota, or the City of ____________________, need not be made on such day, but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

           IF THIS NOTE IS A GLOBAL NOTE AS SPECIFIED ON THE FACE HEREOF, THE FOLLOWING LEGEND IS APPLICABLE: "EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED ON THE REVERSE HEREOF, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY, A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR".

           "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in such location are generally authorized or obligated by law or executive order to close.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                             THE VALSPAR CORPORATION


                                                   By:
                                                         (Title)

[SEAL]                                             Attest:
                                                         (Title)


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.

                                          , as Trustee

By:
      Authorized Signature

      or

                                          , as Trustee

By:
      Authenticating Agent

By:
      Authorized Signature

                                [Reverse of Note]

                             THE VALSPAR CORPORATION

                           ___________ NOTE, SERIES __

                  DUE _____________ OR MORE FROM DATE OF ISSUE

           This Note is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of ____________________ (hereinafter called the "Indenture"), between the Company and ____________________________,as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series of the Securities designated as the ___________ Notes, Series __ of the Company (the "Notes"), due 9 months or more from date of issue. The Notes are limited to $____________ in aggregate principal amount. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable by the Company at different times or not at all, be repayable at the option of the Holder at different times or not at all and issued at an original issue discount.

           In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           If so provided on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed, in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage, plus accrued interest, if any, to the date of redemption. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

           If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall the at least $100,000, on any Business Day on or after the date so indicated on the face hereof under "Redeemable On or After (At Option of the Holder)", at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the Note, on or before the fifteenth, but not earlier than the twenty-fifth calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the principal amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. Deliveries shall be made by hand, courier service, regular or registered mail, telegram or facsimile transmission to __________________________, Attention: Corporate Trust Office, __________________________________________, (or, at such other places as the
Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

           The Indenture contains provisions for defeasance at any time of certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

           If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the Holder or at the Stated Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the Holder or Stated Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

           The Notes are issuable in global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the City of Minneapolis, Minnesota, or the City of____________________, or, at the option of the Holder hereof, at the office or agency to be maintained for that purpose in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

           If this Note is a Global Note (as specified on the face hereof), this
Note is exchangeable for definitive Notes in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing denominations aggregating a like amount.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                            OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS

           The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at




(Please print or typewrite name and address of the undersigned)

           For this Note to be repaid the Company must receive at the applicable address of the Trustee set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the principal amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Prepayment" on the reverse of the Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

           If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of$1,000, which the Holder elects to have repaid: ______________________; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): _____________________

Dated:

                    Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.


                                  ABBREVIATIONS

           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

           TEN COM:  as tenants in common

           TEN ENT:  as tenants by the entireties

           JT TEN: as joint tenants with right of survivorship and not as tenants in common

           UNIF GIFT ACT:   ______  Custodian  _______
                     (Cust)               (Minor)

           Under Uniform Gifts to Minors Act


           (State)

           Additional abbreviations may also be used though not in the above list.

           FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto:

           Please Insert Social Security or
           Other Identifying Number of Assignee





(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE)
the within Note of THE VALSPAR CORPORATION and does hereby irrevocably constitute and appoint _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:




NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.